Exhibit 99.1
ViaSat to Acquire WildBlue Communications
Integrates One of the USA’s Fastest Growing Broadband ISPs with the ViaSat-1 Satellite Venture and Positions WildBlue(R) Satellite Broadband for Accelerated Growth and Expansion Capital-Efficient Transaction Expected to Be Accretive to ViaSat Non-GAAP EPS Immediately after Close
CARLSBAD, Calif. & GREENWOOD VILLAGE, Colo., Oct 01, 2009 (BUSINESS WIRE) — ViaSat Inc. (Nasdaq: VSAT), a producer of innovative satellite and other wireless communication systems, has signed a definitive agreement to acquire privately-held WildBlue Communications Inc., the premier Ka-band satellite broadband service provider, in a cash and stock transaction valued at $568 million. The combination sets the stage for accelerated growth and expansion of the WildBlue broadband service using ViaSat next generation network technology, featuring the high-capacity ViaSat-1 satellite scheduled to launch in early 2011.
“WildBlue and ViaSat have been close partners for nearly a decade and today’s announcement is the logical next step,” said Mark Dankberg, chairman and CEO of ViaSat. “By integrating ViaSat-1 and its ground network technology into the WildBlue operational and distribution platform, we believe we can meaningfully reduce our operational execution risks. Joining forces with ViaSat provides fast and efficient access to next-generation capacity for the WildBlue business and its subscribers. This synergy, coupled with the improved free cash flow profile WildBlue has attained in the last year, has enabled us to structure what we believe is a highly capital efficient transaction that offers immediate financial benefits to ViaSat. In our view, it’s exceptional to be able to make an acquisition with so many strategic benefits under such favorable financial terms.”
In acquiring WildBlue, ViaSat gains one of the most successful and fastest growing wholesale and retail broadband service providers in the United States. In less than five years, WildBlue has become one of the top twenty broadband U.S. ISPs with over 400,000 customers (as measured by total subscribers according to data compiled by Leitchman Research and ISP Planet). The WildBlue high-speed, two-way Internet service for residential and small business customers, powered exclusively by the ViaSat SurfBeam(R) networking system, provides fast, reliable connections regardless of the customer’s location. WildBlue pioneered the use of “unprocessed” Ka-band spot beam technology to increase capacity and lower bandwidth costs, portending the value potential for the technology innovations ViaSat-1 will make possible.
“Our new satellite,” Dankberg continues, “will have nearly all of its capacity aimed at those areas where WildBlue growth is constrained by lack of cost-effective bandwidth. The planned launch of ViaSat-1 in early 2011 is expected to multiply WildBlue total network capacity by more than tenfold, and by a factor of over 20 in those areas with the highest demand at a fraction of its current bandwidth costs. The increased bandwidth coupled with next generation ViaSat network technology is expected to enable WildBlue to increase upstream and downstream user speeds by factors of 3 to 5 times in those high-demand areas at current subscription prices, substantially raising the value to consumers.”
David Leonard, CEO of WildBlue, commented, “Over the past several years, we focused on acquiring and retaining customers, scaling our business and generating cash flow. The combination with ViaSat sets the stage both strategically and financially for the next phase of growth at WildBlue. We believe ViaSat, through its success with WildBlue in the Unites States, Barrett XPlornet (R) in Canada, and Eutelsat ToowaySM in Europe, has achieved the economies of scale needed to make satellite broadband affordable and competitive. With the addition of ViaSat-1 capacity to our network, we believe we can grow our subscriber base to become a top ten broadband ISP in the U.S. and expand further domestically and internationally.”
In addition to accelerating the growth of WildBlue’s consumer satellite broadband business, the transaction also promotes organic growth opportunities for other ViaSat commercial and defense businesses.
“WildBlue’s satellites accelerate our entrance into new Ka-band broadband applications by over a year. We have been making steady progress pursuing defense and mobile broadband markets in the U.S. and globally,” continued Dankberg. “We are very excited about integrating the WildBlue team into all of our global broadband technology and service initiatives.”
A Combination Rooted in Integration
Since announcing plans to build ViaSat-1 in early 2008, ViaSat has been in discussions with several potential strategic and financial partners.
“WildBlue is in a unique position and was always our first choice as a partner,” said Dankberg. “We have worked together for a decade creating the Ka-band broadband market. We know and complement each other extremely well - creating an integrated technology and services company. The key was structuring a financially attractive transaction that fairly apportions value for all the constituencies; preserves the resources and relationships that are the source of technical, operational and market advantages; and has clear, consistent purpose and governance. We believe we have done that today,” said Dankberg.
Liberty Media to Appoint Representative to ViaSat Board
At closing, WildBlue shareholders are expected to have the right to nominate one representative to the ViaSat board of directors and have agreed to allow Liberty Media, who is expected to become a significant shareholder of ViaSat as part of this transaction, to select the representative.
“Our longstanding investment in WildBlue reflects our keen interest in new broadband access and media delivery networks of all types,” said Mark Carleton of Liberty Media, who also is chairman of WildBlue. “In just a few years, WildBlue established a demand for its service and rapidly grew to over 400,000 subscribers. We believe that combining the service and technology companies, expanding the market applications, and adding the timely quantum leap in network capacity expected by the ViaSat-1 satellite, establishes an even more competitive platform for further growth and value creation for shareholders.”
In addition, Intelsat, Tennenbaum Capital Partners, the National Rural Telecommunications Cooperative, and Kleiner Perkins Caufield & Byers are also expected to become ViaSat shareholders as a result of the transaction.
Transaction Terms and Highlights
The purchase price is approximately $568 million, or approximately $500 million taking into account WildBlue’s expected amount of cash on hand today. Key factors in the transaction structure include:
•	Free cash flow generated by WildBlue is expected to meaningfully exceed the transaction financing costs and, accordingly, WildBlue cash flow is expected to become a source of funds to complete ViaSat-1 and accelerate network build-out.

•	For the trailing twelve month period ended June 30, 2009, WildBlue generated revenues of approximately $209 million, adjusted EBITDA of $76 million and $52 million of unlevered free cash flow.

•	ViaSat to retain WildBlue cash on hand at closing, the amount of which is expected to change modestly between now and closing due to anticipated free cash flow in WildBlue’s business and certaincustomary closing adjustments

•	ViaSat assessment of the fair value of the net assets acquired as of the estimated transaction close date is expected to approximate the purchase price - resulting in no additional goodwill on the ViaSat balance sheet.
Key terms of the transaction include:
•	It is anticipated that the consideration to be delivered at closing to the WildBlue shareholders and creditors will consist of $443 million of cash and $125 million of newly issued ViaSat common stock.

•	ViaSat intends to finance the cash portion of the transaction from a combination of WildBlue and ViaSat available cash on hand, and by working with certain of our lenders and others (i.e., JP Morgan, Bank of America, Wells Fargo, and Union Bank) to structure financing which is expected to be implemented prior to close.

•	ViaSat has arranged with WildBlue current creditors a $350 million second lien term loan with a four year maturity (following closing). This loan can be used, at ViaSat’s sole election, in whole or in part, in the event third-party debt financing is not raised on satisfactory terms prior to closing.

•	The number of ViaSat common shares to be issued at closing will be determined based on the ten-day volume weighted average closing price (“VWAP”) of ViaSat shares shortly prior to closing, subject to a collar mechanism; accordingly, ViaSat will issue at closing not more than approximately 5.685 million shares or not less than approximately 4.262 million shares. In the event the VWAP is equal to $25.73 (i.e., the midpoint of the collar), ViaSat will issue approximately 4.858 million shares.

•	ViaSat has the right to substitute additional cash for some or all of the ViaSat common shares to be issued at closing.
Closing
The transaction is subject to customary regulatory and other conditions and is expected to close in the fourth quarter of ViaSat’s 2010 fiscal year, which ends April 2, 2010. The transaction is not subject to a vote of the ViaSat shareholders.
Advisors
Credit Suisse Securities (USA) LLC and Latham & Watkins LLP acted as lead financial and legal advisor, respectively, to ViaSat. Morgan Stanley and Skadden, Arps, Slate, Meagher & Flom acted as financial and legal advisor, respectively, to WildBlue.

Conference Call
ViaSat will host a conference call on Thursday, October 1, 2009 at 10:00 a.m. Eastern Time to discuss this acquisition. The dial-in number is (888) 378-4350 in the U.S. and (719) 457-2705 internationally. Listeners can also access the conference call webcast and other material information discussed on the conference call on the Investor Relations section of our website at investors.viasat.com. The call will be archived and available on that site for approximately one month immediately following the conference call.
A replay of the conference call will be available from 2:00 p.m. Eastern Time on Thursday, October 1, 2009 through midnight Sunday, October 4, 2009 by dialing (888) 203-1112 for U.S. callers and (719) 457-0820 for international callers, and entering the passcode 2147932.
About ViaSat (www.viasat.com)
ViaSat produces innovative satellite and other digital communication products that enable fast, secure, and efficient communications to any location. The company provides networking products and managed network services for enterprise IP applications; is a key supplier of network-centric military communications and encryption technologies and products to the U.S. government; and is the primary technology partner for gateway and customer-premises equipment for consumer and mobile satellite broadband services. ViaSat also offers design capabilities and a number of complementary products including monolithic microwave integrated circuits and modules, DVB-S2 satellite communication components, video data link systems, data acceleration and compression, and mobile satellite antenna systems. ViaSat is based in Carlsbad, CA, has major locations in Duluth, GA, and Germantown, MD (Comsat Laboratories division), and additional field offices and service centers worldwide.
About WildBlue (www.wildblue.com)
WildBlue Communications, Inc. was established to provide broadband access to consumers and small offices in areas unserved and underserved by terrestrial broadband internet services. WildBlue high-speed satellite broadband service is easy to use, reliable, always on, and significantly faster than standard dial-up service. It opens up a window to a world of rich content that is largely unavailable through dial-up service and is accessible in areas traditionally underserved by cable modem or DSL service. Service is available in the contiguous United States.
Safe Harbor Statement
This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words and similar expressions to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to WildBlue’s expected contributions to ViaSat earnings, profits and EPS; projections of earnings, revenue, costs or other financial items of ViaSat, WildBlue and the combined company; the anticipated value of the combined business to customers and partners; the expected performance of WildBlue service, along with the ViaSat-1 satellite; the expected closing of the proposed acquisition; anticipated growth and trends in the business or key markets of ViaSat, WildBlue, and the combined company; and plans, objectives and strategies for future operations. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: the ability of the parties to consummate the proposed acquisition on the terms described in this release, or at all; the satisfaction of the various closing conditions to the proposed acquisition; the ability of ViaSat to successfully integrate WildBlue operations and employees; the ability to realize anticipated benefits of the proposed acquisition, including the expectation of greater revenue opportunities, operating efficiencies and cost savings; the ability to ensure continued performance and market growth of WildBlue’s business; the ability to have manufactured or successfully launch ViaSat-1, or implement the related satellite service; the ability to realize anticipated increases in capacity, user speeds and quality by combining ViaSat-1 and WildBlue; continued turmoil in global financial markets and economies; the availability and cost of credit; the ability to successfully develop, introduce, and sell new products and enhancements; changes in relationships with key customers, suppliers, distributors, resellers, and others as a result of the acquisition; and other factors affecting the communications industry generally. In addition, please refer to the risk factors contained in ViaSat’s SEC filings available at www.sec.gov, including ViaSat’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The companies undertake no obligation to update or revise any forward-looking statements for any reason.
Use of Non-GAAP Financial Information
To supplement ViaSat’s consolidated financial statements presented in accordance with GAAP, ViaSat uses non-GAAP EPS and adjusted EBITDA, measures ViaSat believes are appropriate to enhance an overall understanding of ViaSat’s past financial performance and prospects for the future. Non-GAAP EPS and adjusted EBITDA exclude the effects of acquisition charges

(amortization of intangible assets and acquisition related expenses) and non-cash stock-based compensation expenses. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to the company’s historical operating results. Further, these adjusted non-GAAP results are among the primary indicators that management uses as a basis for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with generally accepted accounting principles.
WildBlue is a registered trademark of WildBlue Communications Inc.
Tooway is a service mark of Eutelsat Communications.
Xplornet is a registered trademark of Barrett Xplore Inc.
SurfBeam is a registered trademark of ViaSat Inc.
Comsat Labs and Comsat Laboratories are trade names of ViaSat, Inc. Neither Comsat Labs nor Comsat Laboratories is affiliated with COMSAT Corporation. “Comsat” is a registered trademark of COMSAT Corporation.
SOURCE: ViaSat Inc.
For ViaSat:
Media Relations
Brainerd Communicators
Joe LoBello/Scott Cianciulli
212-986-6667
lobello@braincomm.com
cianciulli@braincomm.com
or
Investor Relations
ViaSat Inc.
760-476-2633
or
For WildBlue:
Dan Turak, WildBlue
720-554-7403
dturak@wildbluecorp.com
Copyright Business Wire 2009